Exhibit 10.3

Execution Version

AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (this “Agreement”), dated as of May 5, 2025, is made by and between New Era Helium Inc., a Nevada corporation (the “Company”), and [*] (the “Holder”).

WHEREAS, on January 16, 2025, the Company issued a Senior Secured Convertible Promissory Note, dated January 16, 2025, to the Holder in the original principal amount of $3,000,000 (the “Note”), which as of the date hereof has a principal balance of $2,750,000.00; and

WHEREAS, the Company and Holder desire to amend the terms of the Note as set forth herein.

NOW, THEREFORE, for other good and valuable consideration, the parties hereto hereby agree as follows:

1.            All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note.

2.            Section 1(c) of the Note is hereby amended and restated as follows:

(c) Monthly Payments Deferral. Notwithstanding the requirement to make monthly payments pursuant to Section 1(b) above, the Company may elect, in its sole discretion and upon notice to the Holder no later than the Business Day immediately preceding the applicable Deferred Amortization Payment Date (as defined herein), to defer the principal portion of the monthly payments (each, a “Deferred Amortization Payment”, and collectively, the “Deferred Amortization Payments”) due to the Holder on May 16, 2025, June 16, 2025 or July 16, 2025 (each, a “Deferred Amortization Payment Date”) until on or before the Maturity Date. On August 16, 2025, all monthly payments due pursuant to Section 1(b), except for the Deferred Amortization Payments, shall resume and become due and payable beginning on August 16, 2025; provided, however, that if the Company elects to defer the Deferred Amortization Payments pursuant to this Section 1.2(c), then, on each Deferred Amortization Payment Date, the Company shall pay to the Holder (i) a cash payment for all accrued and unpaid Interest on the outstanding Principal on the applicable Deferred Amortization Payment Date (each, an “Interest Payment”) and (ii) a fee equal to 2.0% of the outstanding Principal on the applicable Deferred Amortization Payment Date (each, a “Deferral Fee”), which such Deferral Fee shall be payable 50% in cash and 50% as an addition to the outstanding Principal amount on the applicable Deferred Amortization Payment Date. The Deferral Fee shall continue at a rate of 2% per month, payable monthly until all Deferred Amortization Payments are fully paid. The Company may pay the Deferred Amortization Payments at any time prior to the Maturity Date, at which time all outstanding Principal, accrued and unpaid Interest, any Deferral Fees and any other amounts outstanding pursuant to the terms of this Note, including all unpaid Deferred Amortization Payments, shall be due and payable. For the avoidance of doubt, this Section 1(c) shall only apply to the Deferred Amortization Payments and shall not apply to any other monthly payments required pursuant to Section 1(b).

3.            The Company shall make all Interest Payments and all payments of Deferral Fees to the Holder in accordance with the payment schedule included in Annex A hereto.

4.            Section 2(a) is hereby amended to add the following:

(xviii) the Company fails to make the payment to the Holder of any required Interest Payment or Deferral Fee on the applicable Deferred Amortization Payment Date pursuant to Section 1(c) herein, which is not cured or remedied within two (2) Business Days.

5.            Promptly upon the execution of this Agreement, the Company shall reimburse the Holder for all its costs and expenses, including legal fees and expenses, incurred by it or its affiliates in connection with this Agreement and the amendment of all other outstanding Notes in an aggregate amount not to exceed $20,000.

6.            Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Note shall remain in full force and effect.

7.            This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

8.            The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder.

9.            This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY:

NEW ERA HELIUM INC.

By:	/s/ E. Will Gray II
Name: E. Will Gray II
Title: Chief Executive Officer

HOLDER:

[*]

By: [*]
[*]

By:
Name: [*]
Title: [*]

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ANNEX A

Deferral Fee Payment Schedule

The Company agrees to pay to the Holder of the Deferral Fees in accordance with the schedule below and shall continue to make such payments for each Calendar Month until the Company has (i) made all payments required pursuant to Section 1(b) of the Note for each Deferred Amortization Payment Date and (ii) has resumed payments and is current on its obligations pursuant to Section 1(b) of the Note.

Date	Principal Balance	Interest Payment	Deferral Fee - Cash Portion	Deferral Fee - Principal Accrual	Total Deferral Fee	Total Cash Payment
5/16/2025	$2,750,000.00	$22,602.74	$27,500.00	$27,500.00	$55,000.00	$50,102.74
6/16/2025	$2,777,500.00	$23,589.73	$27,775.00	$27,775.00	$55,550.00	$51,364.73
7/16/2025	$2,805,275.00	$23,057.05	$28,052.75	$28,052.75	$56,105.50	$51,109.80

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